UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003 (June 17, 2003)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083	62-0211340
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (615) 367-7000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibit is furnished pursuant to Item 9:

99.1 Press Release dated June 17, 2003.

Item 9. Regulation FD Disclosure.

     On June 17, 2003, Genesco Inc. issued a press release announcing that it intends to offer, through a private placement, subject to market and other conditions, up to $75,000,000 of convertible subordinated debentures due 2023, plus up to an additional $11,250,000 of convertible subordinated debentures that may be issued at the option of the initial purchasers. A copy of the press release is furnished herewith as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: June 17, 2003	By:	/s/ Roger G. Sisson
	Name: Title:	Roger G. Sisson Secretary and General Counsel

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EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated June 17, 2003

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